Exhibit 3.1

FIFTH AMENDED AND RESTATED

BY-LAWS

OF

IDT Corporation

(hereinafter called the “Corporation”)

Effective March 26, 2020

ARTICLE I.

OFFICES

Section 1.                Registered Office. The registered office of the Corporation shall be in the City of Wilmington, County of New Castle, State of Delaware.

Section 2.                Other Offices. The Corporation may also have offices at such other places both within and without the State of Delaware as the Board of Directors may from time to time determine.

ARTICLE II.

MEETINGS OF STOCKHOLDERS

Section 1.                Place of Meetings. Meetings of the stockholders for the election of directors or for any other purpose shall be held at such time and place, either within or without the State of Delaware as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting or in a duly executed waiver of notice thereof.

Section 2.                Annual Meetings. The Annual Meetings of Stockholders shall be held on such date and at such time as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting, at which meetings the stockholders shall elect, by a majority vote, a Board of Directors, and transact such other business as may properly be brought before the meeting.

Section 3.                Special Meetings. Unless otherwise prescribed by law or by the Restated Certificate of Incorporation of the Corporation (as the same has been and may be further amended from time to time, the “Certificate of Incorporation”), Special Meetings of Stockholders, for any purpose or purposes, may be called by either (i) the Chairman of the Board, (ii) the Chief Executive Officer, (iii) the President, or (iv) the Secretary, and shall be called by any such officer at the request in writing of a majority of the Board of Directors or at the request in writing of stockholders owning issued and outstanding capital stock of the Corporation representing not less than a majority of the voting power of all issued and outstanding capital stock of the Corporation. Such request shall state the purpose or purposes of the proposed meeting.

Section 4.                Notice of Meetings. Written notice of stockholders’ meetings, stating the place, date, and hour thereof, and, in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be given to each stockholder entitled to vote thereat by or at whose direction the notice is being issued. A copy of the notice of any meeting shall be delivered in accordance with the provisions of Article VI below, not less than ten days but not more than sixty days before the date of such meeting, unless a different period is prescribed by law.

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Section 5.                Quorum. Except as otherwise provided by law or by the Certificate of Incorporation, the holders of issued and outstanding capital stock of the Corporation representing not less than a majority of the voting power of all issued and outstanding capital stock of the Corporation entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business. If, however, such quorum shall not be present or represented at any meeting of the stockholders, the stockholders entitled to vote thereat, present in person or represented by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally noticed. If the adjournment is for more than thirty days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder entitled to vote at the meeting.

Section 6.                Voting. Unless otherwise required by law, the Certificate of Incorporation or these By-Laws, any question brought before any meeting of stockholders shall be decided by the vote of the holders of issued and outstanding capital stock of the Corporation representing not less than a majority of the voting power of all issued and outstanding capital stock of the Corporation present or represented by proxy and entitled to vote thereat. Each stockholder represented at a meeting of stockholders shall be entitled, for each share of the capital stock entitled to vote thereat held by such stockholder, such number of votes as are set forth for such share in the Certificate of Incorporation as in effect from time to time. Such votes may be cast in person or by proxy but no proxy shall be voted on or after three years from its date, unless such proxy provides for a longer period. The Board of Directors, in its discretion, or the officer of the Corporation presiding at a meeting of stockholders, in his discretion, may require that any votes cast at such meeting shall be cast by written ballot.

Section 7.                Consent of Stockholders in Lieu of Meeting. Unless otherwise provided in the Certificate of Incorporation, any action required or permitted to be taken at any Annual or Special Meeting of Stockholders of the Corporation, may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. A telegram, cablegram or other electronic transmission consenting to an action to be taken and transmitted by a stockholder or proxyholder, or by a person or persons authorized to act for a stockholder or proxyholder, shall be deemed to be written, signed and dated for the purposes of this section, provided that any such telegram, cablegram or other electronic transmission sets forth or is delivered with information from which the Corporation can determine (1) that the telegram, cablegram or other electronic transmission was transmitted by the stockholder or proxyholder or by a person or persons authorized to act for the stockholder or proxyholder and (2) the date on which such stockholder or proxyholder or authorized person or persons transmitted such telegram, cablegram or electronic transmission. The date on which such telegram, cablegram or electronic transmission is transmitted shall be deemed to be the date on which such consent was signed. No consent given by telegram, cablegram or other electronic transmission shall be deemed to have been delivered until such consent is reproduced in paper form and until such paper form shall be delivered to the Corporation by delivery to its registered office in the State of Delaware, its principal place of business or an officer or agent of the Corporation having custody of the book in which proceedings of meetings of stockholders are recorded.

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Delivery made to the Corporation's registered office shall be made by hand or by certified or registered mail, return receipt requested. Notwithstanding the foregoing limitations on delivery, consents given by electronic transmission, may be otherwise delivered to the principal place of business of the Corporation or to an officer or agent of the Corporation having custody of the book in which proceedings of meetings of stockholders are recorded if, to the extent and in the manner provided by resolution of the Board of Directors.

Any copy, facsimile or other reliable reproduction of a consent in writing may be substituted or used in lieu of the original writing for any and all purposes for which the original writing could be used, provided that such copy, facsimile or other reproduction shall be a complete reproduction of the entire original writing.

Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing.

Section 8.                List of Stockholders Entitled to Vote. The officer of the Corporation who has charge of the stock ledger of the Corporation shall prepare and make, at least ten days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number and class of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder of the Corporation who is present.

Section 9.                Stock Ledger. The stock ledger of the Corporation shall be the only evidence as to who are the stockholders entitled to examine the stock ledger, the list required by Section 8 of this Article II or the books of the Corporation, or to vote in person or by proxy at any meeting of stockholders.

ARTICLE III.

DIRECTORS

Section 1.                Number and Election of Directors. The Board of Directors shall consist of not less than three nor more than seventeen members, the exact number of which shall be fixed from time to time by the Board of Directors.

Except as provided in Section 2 of this Article, directors shall be elected if the votes cast at the Annual Meeting of Stockholders for each nominee’s election exceed the votes cast against such nominee’s election. Each director so elected shall hold office until the expiration of the term of such director (as set forth in the Certificate of Incorporation) and until his successor is duly elected and qualified, or until his earlier death or incapacity, resignation, retirement, disqualification or removal from office. Any director may resign at any time upon notice to the Corporation. Directors need not be Stockholders.

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Section 2.                Vacancies. Vacancies and newly created directorships resulting from any increase in the authorized number of directors may be filled by a majority of the directors then in office, though less than a quorum, or by a sole remaining director, and the directors so chosen shall hold office until the next occurring annual meeting of stockholders following their election and until their successors are duly elected and qualified, or until their earlier death or incapacity, resignation, retirement, disqualification or removal from office.

Section 3.                Duties and Powers. The business of the Corporation shall be managed by or under the direction of the Board of Directors which may exercise all such powers of the Corporation and do all such lawful acts and things as are not by statute or by the Certificate of Incorporation or by these By-Laws directed or required to be exercised or done by the stockholders.

Section 4.                Meetings. The Board of Directors of the Corporation may hold meetings, both regular and special, either within or without the State of Delaware. Regular meetings of the Board of Directors may be held without notice at such time and at such place as may from time to time be determined by the Board of Directors. Special meetings of the board of Directors may be called by the Chairman of the Board, the Chief Executive Officer, the President, the Secretary or any two directors, acting jointly. Notice thereof stating the place, date and hour of the meeting shall be given to each director either by mail, by telephone or electronic transmission on twenty-four (24) hours’ notice, or on such shorter notice as the person or persons calling such meeting may deem necessary or appropriate in the circumstances.

Section 5.                Quorum. Except as may be otherwise specifically provided by applicable law, the Certificate of Incorporation or these By-Laws, at all meetings of the Board of Directors, a majority of the members of the Board of Directors then in office shall constitute a quorum for the transaction of business and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board of Directors. If a quorum shall not be present at any meeting of the Board of Directors, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

Section 6.                Actions of Board. Unless otherwise provided by the Certificate of Incorporation or these By-Laws, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting, if all the members of the Board of Directors or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board of Directors or committee.

Section 7.                Meetings by Means of Conference Telephone. Unless otherwise provided by the Certificate of Incorporation or these By-Laws, members of the Board of Directors, or any committee designated by the Board of Directors, may participate in a meeting of the Board of Directors or such committee by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this Section shall constitute presence in person at such meeting.

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Section 8.                Committees. The Board of Directors may, by resolution passed by a majority of the members of the Board of Directors then in office, designate one or more committees, each committee to consist of one or more of the directors of the Corporation. The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of any such committee. In the absence or disqualification of a member of a committee, and in the absence of a designation by the Board of Directors of an alternate member to replace the absent or disqualified member, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any absent or disqualified member. Any committee, to the extent allowed by law and provided in the resolution establishing such committee, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation. Each committee shall keep regular minutes and report to the Board of Directors when required.

Section 9.                Compensation. The directors may be paid their expenses, if any, of attendance at each meeting of the Board of Directors or special or standing committee thereof, and may be paid a fixed sum for attendance at each meeting of the Board of Directors or special or standing committee thereof or a stated salary as director, in each case in cash and/or securities (including options and convertible securities) of the Corporation or any of its subsidiaries or affiliates. Except as otherwise prohibited by applicable law, no such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation for such services.

Section 10.            Interested Directors. No contract or transaction between the Corporation and one or more of its directors or officers, or between the Corporation and any other corporation, partnership, association, or other organization in which one or more of the Corporation’s directors or officers are directors or officers, or have a financial interest, shall be void or voidable solely for this reason, or solely because the director or officer of the Corporation is present at or participates in the meeting of the Board of Directors or committee thereof which authorizes the contract or transaction, or solely because his or their votes are counted for such purpose if (i) the material facts as to his or their relationship or interest and as to the contract or transaction are disclosed or are known to the Board of Directors or the committee, and the Board of Directors or committee in good faith authorizes the contract or transaction by the affirmative votes of a majority of the disinterested directors, even though the disinterested directors be less than a quorum; or (ii) the material facts as to his or their relationship or interest and as to the contract or transaction are disclosed or are known to the stockholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the stockholders; or (iii) the contract or transaction is fair as to the Corporation as of the time it is authorized, approved or ratified by the Board of Directors, a committee thereof or the stockholders. Common or interested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or of a committee which authorizes the contract or transaction.

Section 11.            Removal. A director or the entire Board of Directors may be removed at any time, with or without cause, by the holders of issued and outstanding capital stock of the Corporation representing not less than a majority of the voting power of all issued and outstanding capital stock of the Corporation entitled to vote at an election of directors.

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ARTICLE IV.

OFFICERS

Section 1.                General. The officers of the Corporation shall be chosen by the Board of Directors and shall be a Chairman of the Board, Chief Executive Officer, President, one or more Vice Presidents, a Secretary and a Treasurer. The Board of Directors, in its discretion, may also choose a Vice Chairman of the Board (who shall be empowered to preside at meetings of the Board of Directors and to fulfill the duties of the Chairman of the Board if the Chairman of the Board is unavailable or unable or unwilling to serve), one or more Vice Presidents, Assistant Secretaries, Assistant Treasurers and other officers. Any number of offices may be held by the same person, unless otherwise prohibited by law, the Certificate of Incorporation or these By-Laws. The officers of the Corporation need not be stockholders of the Corporation nor, except in the case of the Chairman of the Board (and the Vice Chairman of the Board, if any), need such officers be directors of the Corporation.

Section 2.                Election. The Board of Directors at its first meeting held after each Annual Meeting of Stockholders shall elect the officers of the Corporation who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board of Directors; and all officers of the Corporation shall hold office until their successors are chosen and qualified, or until their earlier resignation or removal. Any officer elected by the Board of Directors may be removed at any time by the affirmative vote of a majority of the members of the Board of Directors then in office. Any vacancy occurring in any office of the Corporation shall be filled by the Board of Directors.

Section 3.                Voting Securities Owned by the Corporation. Powers of attorney, proxies, waivers of notice of meeting, consents and other instruments relating to securities owned by the Corporation may be executed in the name of and on behalf of the Corporation by the Chairman of the Board, the Vice Chairman of the Board, the President or the Secretary and any such officer may, in the name of and on behalf of the Corporation, take all such action as any such officer may deem advisable to vote in person or by proxy at any meeting of security holders of any corporation in which the Corporation may own securities and at any such meeting shall possess and may exercise any and all rights and power incident to the ownership of such securities and which, as the owner thereof, the Corporation might have exercised and possessed if present. The Board of Directors may, by resolution, from time to time confer like powers upon any other person or persons.

Section 4.                Chairman of the Board. The Chairman of the Board shall be an officer of the Corporation, subject to the control of the Board of Directors, and shall report directly to the Board of Directors. The Chairman of the Board shall have supervisory responsibility over the strategic direction of the Corporation and shall play an active role in building and leading the Corporation, working closely with the Chief Executive Officer. Except where by law the signature of the Chief Executive Officer is required, the Chairman of the Board shall possess the same power as the Chief Executive Officer to sign all contracts, certificates and other instruments of the Corporation which may be authorized by the Board of Directors. The Chairman of the Board shall preside at all meetings of the stockholders and either the Chairman of the Board or the Vice Chairman of the Board shall preside at all meetings of the Board of Directors. The Chairman of the Board shall also perform such other duties and may exercise such other powers as from time to time may be assigned to him by these By-Laws or by the Board of Directors.

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Section 5.                Chief Executive Officer. The Chief Executive Officer shall, subject to the control of the Board of Directors and the Chairman of the Board, have general supervisory responsibility over the business of the Corporation and shall see that all orders and resolutions of the Board of Directors are carried into effect. He shall be the primary executive officer of the Corporation and shall execute all bonds, mortgages, contracts and other instruments of the Corporation requiring a seal, under the seal of the Corporation, except where required or permitted by law to be otherwise signed and executed and except that the other officers of the Corporation may sign and execute documents when so authorized by these By-Laws, the Board of Directors, the Chairman of the Board or the Chief Executive Officer. In the absence or disability of the Chairman of the Board, if no Vice Chairman of the Board shall have been designated by the Board of Directors, the President shall preside at all meetings of the stockholders and the Board of Directors. The Chief Executive Officer shall also perform such other duties and may exercise such other powers as from time to time may be assigned to him by these By-Laws or by the Board of Directors.

Section 6.                President. The President shall be an executive officer of the Corporation, with responsibility, together with the other officers of the Corporation, for carrying out the policies of the Board of Directors, the Chairman of the Board and the Chief Executive Officer. He shall report directly to the Chief Executive Officer and the Chairman of the Board. Except where by law the signature of the Chief Executive Officer is required, the President shall possess the same power as the Chief Executive Officer to sign all contracts, certificates and other instruments of the Corporation which may be authorized by the Board of Directors. At the request of the Chief Executive Officer, or during the absence or disability of the Chief Executive Officer, the President shall exercise all the powers and discharge all the duties of the Chief Executive Officer. The President shall also perform such other duties and may exercise such other powers as from time to time may be assigned to him by these By-Laws or by the Board of Directors or the Chairman of the Board.

Section 7.                Vice Presidents. The Board of Directors, the Chairman of the Board and the Chief Executive Officer shall have the power to appoint one or more Vice Presidents with such powers and responsibilities as shall be designated in the resolutions or designations appointing the same, as modified from time to time by actions of the Board of Directors, the Chairman of the Board or the Chief Executive Officer. Such Vice Presidents may be given titles (e.g. Senior Vice President or Executive Vice President) to indicate their relative seniority as to one another, and/or descriptive titles to delineate their relative areas of responsibility. Each Vice President shall perform such duties and have such other powers as the Board of Directors from time to time may prescribe. If there be no Chairman of the Board and no Vice President, the Board of Directors shall designate the officer of the Corporation who, in the absence of the Chief Executive Officer and the President or in the event of the inability or refusal of the Chief Executive Officer and the President to act, shall perform the duties of the Chief Executive Officer or the President, and when so acting, shall have all the powers of and be subject to all the restrictions upon the Chief Executive Officer and President.

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Section 8.                Secretary. The Secretary shall attend all meetings of the Board of Directors and all meetings of stockholders and record all the proceedings thereat in a book or books to be kept for that purpose; the Secretary shall also perform like duties for the standing committees when required. The Secretary shall give, or cause to be given, notice of all meetings of the stockholders and special meetings of the Board of Directors, and shall perform such other duties as may be prescribed by the Board of Directors, the Chairman of the Board, the Chief Executive Officer or the President. If the Secretary shall be unable or shall refuse to cause to be given notice of all meetings of the stockholders and special meetings of the Board of Directors, and if there be no Assistant Secretary, then any of the Board of Directors, the Chairman of the Board, the Chief Executive Officer or the President may choose another officer to cause such notice to be given. The Secretary shall have custody of the seal of the Corporation and the Secretary or any Assistant Secretary, if there be one, shall have authority to affix the same to any instrument requiring it and when so affixed, it may be attested by the signature of the Secretary or by the signature of any such Assistant Secretary. The Board of Directors may give general authority to any other officer to affix the seal of the Corporation and to attest the affixing by his signature. The Secretary shall see that all books, reports, statements, certificates and other documents and records required by law to be kept or filed are properly kept or filed, as the case may be.

Section 9.                Treasurer. The Treasurer shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors. The Treasurer shall disburse the funds of the Corporation as may be ordered by the Board of Directors, taking proper vouchers for such disbursements, and shall render to the Chief Executive Officer, the President and the Board of Directors, at its regular meetings, or when the Chief Executive Officer, the President or the Board of Directors so requires, an account of all his transactions as Treasurer and of the financial condition of the Corporation. If required by the Board of Directors, the Treasurer shall give the Corporation a bond in such sum and with such surety or sureties as shall be satisfactory to the Board of Directors for the faithful performance of the duties of his office and for the restoration to the Corporation, in case of his death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his possession or under his control belonging to the Corporation.

Section 10.            Assistant Secretaries. Except as may be otherwise provided in these By-Laws, Assistant Secretaries, if there be any, shall perform such duties and have such powers as from time to time may be assigned to them by the Board of Directors, the Chairman of the Board, the Chief Executive Officer, the President or the Secretary, and in the absence of the Secretary or in the event of his disability or refusal to act, shall perform the duties of the Secretary, and when so acting, shall have all the powers of and be subject to all the restrictions upon the Secretary.

Section 11.            Assistant Treasurers. Assistant Treasurers, if there be any, shall perform such duties and have such powers as from time to time may be assigned to them by the Board of Directors, the Chairman of the Board, the Chief Executive Officer the President or the Treasurer, and in the absence of the Treasurer or in the event of his disability or refusal to act, shall perform the duties of the Treasurer, and when so acting, shall have all the powers of and be subject to all the restrictions upon the Treasurer. If required by the Board of Directors, an Assistant Treasurer shall give the Corporation a bond in such sum and with such surety or sureties as shall be satisfactory to the Board of Directors for the faithful performance of the duties of his office and for the restoration to the Corporation, in case of his death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his possession or under his control belonging to the Corporation.

Section 12.            Other Officers. Such other officers as the Board of Directors may choose shall perform such duties and have such powers as from time to time may be assigned to them by the Board of Directors, including, without limitation, a Chief Financial Officer, a Chief Operating Officer and a Chief Accounting Officer. The Board of Directors may delegate to any other officer of the Corporation the power to choose such other officers and to prescribe their respective duties and powers.

ARTICLE V.

STOCK

Section 1.                Form of Certificates. Every holder of stock in the Corporation shall be entitled to have a certificate signed, in the name of the Corporation (i) by the Chairman of the Board, the Chief Executive Officer, the President or a Vice President and (ii) by the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary of the Corporation, certifying the number and class of shares owned by him, her or it in the Corporation.

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Section 2.                Signatures. Any or all of the signatures on a certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer, transfer agent or registrar at the date of issue.

Section 3.                Lost Certificates. The Board of Directors, the Chief Executive Officer, the President or any Vice President may direct a new certificate to be issued in place of any certificate theretofore issued by the Corporation alleged to, have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed. When authorizing such issue of a new certificate, the Board of Directors, the Chief Executive Officer, the President or any Vice President may, in his or its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate, or his legal representative, to advertise the same in such manner as the Board of Directors, the Chief Executive Officer, the President or any Vice President shall require and/or to give the Corporation a bond in such sum as it or he may direct as indemnity against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost, stolen or destroyed.

Section 4.                Transfers. Stock of the Corporation shall be transferable in the manner prescribed by law and in these By-Laws. Transfers of stock shall be made on the books of the Corporation only by the person named in the certificate or by his attorney-in-fact or other representative lawfully constituted in writing and upon the surrender of the certificate therefor, which shall be cancelled before a new certificate shall be issued.

Section 5.                Shares Without Certificates. Notwithstanding any other provision in these By-Laws, the Board of Directors may authorize the issuance of any shares of any of its classes or series without certificates. The authorization does not affect shares already represented by certificates until the certificates are surrendered to the Corporation. Within a reasonable time after the issuance or transfer of shares without certificates, the Corporation shall send the stockholder a written statement that includes (1) all of the information required by applicable law on share certificates and (2) any transfer restrictions applicable to the shares.

Section 6.                Record Date. In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or entitled to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall not be more than sixty days nor less than ten days before the date of such meeting, nor more than sixty days prior to any other action. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

Section 7.                Beneficial Owners. The Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and to hold liable for calls and assessments a person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by law.

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ARTICLE VI.

NOTICES

Section 1.                Notices. Except as otherwise provided in these By-Laws, whenever written notice is required by law, the Certificate of Incorporation or these By-Laws, to be given to any director, member of a committee or stockholder, such notice may be given by mail or any other manner provided for in these By-Laws, addressed to such director, member of a committee or stockholder, at his address as it appears on the records of the Corporation. If mailed, the notice shall be deemed given when deposited in the United States mail, postage prepaid, directed to each stockholder at such stockholder’s address as it appears on the records of the Corporation, unless such stockholder shall have filed with the Secretary of the Corporation a written request that such notice be mailed to some other address, in which case it shall be directed to such other address. Notice of any meeting of stockholders need not be given to any stockholder who shall submit, either before or after the time stated therein, a written waiver of notice or who shall attend the meeting other than a stockholder who attends the meeting solely for the express purpose of objecting at the beginning thereof to the transaction of any business because the meeting is not lawfully called or convened. Unless the Board of Directors, after an adjournment is taken, shall fix a new record date for an adjourned meeting or unless the adjournment is for more than thirty days, notice of an adjourned meeting need not be given if the place, date and time to which the meeting shall be adjourned are announced at a meeting at which the adjournment is taken.

Without limiting the manner by which notice otherwise may be given effectively to stockholders, unless excepted under Sections 164, 296, 311, 312 or 324 of the Delaware General Corporation Law, any notice to stockholders given by the Corporation under any provision of these By-Laws or the Certificate of Incorporation shall be effective if given by a form of electronic transmission consented to by the stockholder to whom the notice is given. Any such consent shall be revocable by the stockholder by written notice to the Corporation. Any such consent shall be deemed revoked if (1) the Corporation is unable to deliver by electronic transmission two consecutive notices given by the Corporation in accordance with such consent and (2) such inability becomes known to the Secretary or an Assistant Secretary of the Corporation or to the transfer agent, or other person responsible for the giving of notice; provided, however, the inadvertent failure to treat such inability as a revocation shall not invalidate any meeting or other action. Electronic delivery may also be used for officers, directors, and other agents of the Corporation.

Notice given by a form of electronic transmission shall be deemed given: (1) if by facsimile telecommunication, when directed to a number at which the stockholder has consented to receive notice; (2) if by electronic mail, when directed to an electronic mail address at which the stockholder has consented to receive notice or the electronic mail address given by the directors or officers to an agent for the Corporation; (3) if by a posting on an electronic network together with separate notice to the stockholder of such specific posting, upon the later of (A) such posting and (B) the giving of such separate notice; and (4) if by any other form of electronic transmission, when directed to the stockholder. An affidavit of the Secretary or an Assistant Secretary or of the transfer agent or other agent of the Corporation that the notice has been given by a form of electronic transmission shall, in the absence of fraud, be prima facie evidence of the facts stated therein.

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Electronic transmission includes any form of communication not directly involving the physical transmission of paper, that creates a record that may be retained, retrieved and reviewed by a recipient thereof, and that may be directly reproduced in paper form by such a recipient through an automated process.

Section 2.                Waivers of Notice. Whenever any notice is required by law, the Certificate of Incorporation or these By-Laws, to be given to any director, member of a committee or stockholder, a waiver thereof in writing, signed, by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto.

ARTICLE VII.

GENERAL PROVISIONS

Section 1.                Dividends. Dividends upon the capital stock of the Corporation, subject to the provisions of the Certificate of Incorporation, if any, may be declared by the Board of Directors at any regular or special meeting, and may be paid in cash, in securities or in other property. Before payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the Board of Directors from time to time, in its absolute discretion, deems proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for any proper purpose, and the Board of Directors may modify or abolish any such reserve.

Section 2.                Disbursements. All checks or demands for money and notes of the Corporation shall be signed by such officer or officers or such other person or persons as the Board of Directors may from time to time designate.

Section 3.                Fiscal Year. The fiscal year of the Corporation shall be fixed by resolution of the Board of Directors.

Section 4.                Corporate Seal. The corporate seal shall have inscribed thereon the name of the Corporation, the year of its organization and the words “Corporate Seal” and “Delaware.” The seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.

ARTICLE VIII.

INDEMNIFICATION

Section 1.                Right to Indemnification. Each person who was or is a party or is threatened to be made a party to or is involved (as a party, witness, or otherwise), in any threatened, pending, or completed action, suit, arbitration, alternative dispute mechanism, inquiry, administrative or legislative hearing, investigation or any other actual, threatened or completed proceeding, including any and all appeals, whether civil, criminal, administrative, or investigative (hereinafter a “Proceeding”), by reason of the fact that he or she is or was a director or officer of the Corporation (including service with respect to employee benefit plans), or is or was a director or officers of the Corporation serving at the request of the Corporation as a director, officer, employee, or agent of another corporation or of a partnership, joint venture, trust, or other enterprise of which the Corporation owns, directly or indirectly, greater than fifty percent (50%) (hereafter an “Agent”), whether the basis of the Proceeding is alleged action in an official capacity as an Agent or in any other capacity, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the Delaware General Corporation Law, as the same exists or may hereafter be amended or interpreted (but, in the case of any such amendment or interpretation, only to the extent that such amendment or interpretation permits the Corporation to provide broader indemnification rights than were permitted prior thereto) against all expenses, liability, and loss (including attorneys’ fees, judgments, fines, ERISA excise taxes or penalties, and amounts paid or to be paid in settlement, and any interest, assessments, or other charges imposed thereon, and any federal, state, local, or foreign taxes imposed on any Agent as a result of the actual or deemed receipt of any payments under this Article) reasonably incurred or suffered by such person in connection with investigating, defending, being a witness in, or participating in (including on appeal), or preparing for any of the foregoing in, any Proceeding (hereinafter “Expenses”); provided, however, that except as to actions to enforce indemnification rights, the Corporation shall indemnify any Agent seeking indemnification in connection with a Proceeding (or part thereof) initiated by such person only if the Proceeding (or part thereof) was authorized by the Board of Directors of the Corporation. The right to indemnification conferred in this Article shall be a contract right.

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Section 2.                Authority to Advance Expenses. Expenses incurred by an officer or director (acting in his capacity as such) in defending a Proceeding shall be paid by the Corporation in advance of the final disposition of such Proceeding, provided, however, that if required by the Delaware General Corporation Law, as amended, such Expenses shall be advanced only upon delivery to the Corporation of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he or she is not entitled to be indemnified by the Corporation as authorized in this Article or otherwise. Expenses incurred by other Agents of the Corporation (or by the directors or officers not acting in their capacity as such, including service with respect to employee benefit plans) may be advanced upon such terms and conditions as the Board of Directors deems appropriate. Any obligation to reimburse the Corporation for Expense advances shall be unsecured and no interest shall be charged thereon.

Section 3.                Provisions Nonexclusive. The rights conferred on any person by this Article shall not be exclusive of any other rights that such person may have or hereafter acquire under any statute, provision of the Certificate of Incorporation, agreement, vote of stockholders or disinterested directors, or otherwise, both as to action in an official capacity and as to action in another capacity while holding such office. To the extent that any provision of the Certificate of Incorporation, agreement, or vote of the stockholders or disinterested directors is inconsistent with these By-Laws, the provision, agreement, or vote shall take precedence.

Section 4.                Authority to Insure. The Corporation may purchase and maintain insurance to protect itself and any Agent against any Expense, whether or not the Corporation would have the power to indemnify the Agent against such Expense under applicable law or the provisions of this Article.

Section 5.                Survival of Rights. The rights provided by this Article shall continue as to a person who has ceased to be an Agent and shall inure to the benefit of the heirs, executors, and administrators of such a person.

Section 6.                Settlement of Claims. The Corporation shall not be liable to indemnify any Agent under this Article (a) for any amounts paid in settlement of any action or claim effected without the Corporation’s written consent, which consent shall not be unreasonably withheld; or (b) for any judicial award if the Corporation was not given a reasonable and timely opportunity, at its expense, to participate in the defense of such action.

Section 7.                Effect of Amendment. Any amendment, repeal, or modification of this Article shall not adversely affect any right or protection of any Agent existing at the time of such amendment, repeal, or modification.

Section 8.                Subrogation. In the event of payment under this Article, the Corporation shall be subrogated to the extent of such payment to all of the rights of recovery of the Agent, who shall execute all papers required and shall do everything that may be necessary to secure such rights, including the execution of such documents necessary to enable the Corporation effectively to bring suit to enforce such rights.

Section 9.                No Duplication of Payments. The Corporation shall not be liable under this Article to make any payment in connection with any claim made against any Agent to the extent such Agent has otherwise actually received payment (under any insurance policy, agreement, vote, or otherwise) of the amounts otherwise indemnifiable hereunder.

Section 10.            Indemnification of Employees and Agents. The Corporation may, to the extent authorized from time to time by the Board of Directors, provide rights to indemnification and to the advancement of expenses to employees and agents of the Corporation similar to those conferred in this Article VIII to directors and officers of the Corporation.

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ARTICLE IX.

AMENDMENTS

These By-Laws may be altered, amended or repealed, in whole or in part, or new By-Laws may be adopted by the stockholders or by the Board of Directors, provided, however, that notice of such alteration, amendment, repeal or adoption of new By-Laws be contained in the notice of such meeting of stockholders or Board of Directors as the case may be. All such amendments must be approved by either the holders of issued and outstanding capital stock of the Corporation representing not less than a majority of the voting power of all issued and outstanding capital stock of the Corporation entitled to vote thereon or by a majority of the members of the Board of Directors then in office.

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